Exhibit 10.9

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of the 31st day of October, 2007 (“Effective Date”), by and among NAVEGANTE HR, LLC, a Nevada limited liability company (“Operator”), MORGANS HOTEL GROUP CO., a Delaware corporation (“Morgans”), and HARD ROCK HOTEL, INC., a Nevada corporation (“HRHI”, and together with Morgans, collectively, “Hard Rock”), as successor to Merger Sub (as defined below) under the Casino Sublease (as defined below).

RECITALS

A. MHG HR ACQUISITION CORP., a Nevada corporation (“Merger Sub”), Morgans, and GOLDEN HRC, LLC, a Nevada limited liability company (“Tenant”), entered in that certain Casino Sublease, dated November 6, 2006, attached hereto as Exhibit “A” (the “Sublease”) and as amended by that certain First Amendment to Casino Sublease, dated January 9, 2007, attached hereto as Exhibit “B” (the “First Amendment”, together with the Sublease, the “Casino Sublease”);

B. COLUMN FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “Column”), HRHH Hotel/Casino, LLC, a Delaware limited liability company, HRHI, and Tenant entered into that certain Recognition Agreement, dated February 2, 2007, attached hereto as Exhibit “C” (the “Recognition Agreement”, and, together with the Casino Sublease, the “Assumed Agreements”);

C. Subject to the receipt of all necessary Gaming Approvals, Operator desires to assume, and Hard Rock desires that Operator assume, all of the rights and obligations of Tenant under the Assumed Agreements effective as of the date that Tenant ceases to perform under the Assumed Agreements (“Commencement Date”); and

D. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Casino Sublease.

AGREEMENT

NOW, THEREFORE, based on the foregoing and in consideration of the mutual covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Operator and Hard Rock do hereby covenant and agree that the foregoing recitals are true and correct and as follows:

1. Assumption; Consideration.

(a) As of the Commencement Date and subject to the receipt of all necessary Gaming Approvals, Operator hereby assumes all of the rights and obligations of Tenant under the Assumed Agreements, including, but not limited to, ownership of the Gaming Assets.

(b) In consideration of Operator’s obligations hereunder, (i) on the Effective Date, Hard Rock shall pay Operator the sum of One Hundred Thousand Dollars and 00/100

($100,000.00); (ii) on January 1, 2008, provided that Operator has filed complete applications with the applicable Gaming Authorities, as reasonably evidenced to Hard Rock, Hard Rock shall pay Operator the sum of One Hundred and Seventy-Five Thousand Dollars and 00/100 ($175,000.00); and (iii) in the event Operator assumes the Gaming Operations and purchases the Gaming Assets, then Operator shall be paid Two Hundred and Seventy-Five Thousand Dollars and 00/100 ($275,000.00) (it being understood and agreed that such amount shall not be prorated notwithstanding anything to the contrary contained in Section 4 below), with payment to be made at the end of the month during which Operator assumes the Gaming Operations regardless of whether the Casino Sublease is sooner terminated.

2. Terms of the Assumed Agreements. Operator hereby acknowledges receipt of true, correct and complete copies of the Assumed Agreements and hereby represents and warrants that it has reviewed and hereby agrees to be bound by the terms and provisions thereof in accordance herewith; provided, however, the Term of the Casino Sublease shall commence on the Commencement Date and expire at 11:59 PM (Pacific time) on the date immediately preceding the first anniversary of the Commencement Date; provided further, however, that Hard Rock shall have the right to terminate the Casino Sublease upon 30 days advance written notice at any time after the Commencement Date, and Operator shall have the right to terminate the Casino Sublease upon 120 days advance written notice at any time after the Commencement Date. The terms of the Assumed Agreements are incorporated herein by this reference. In the event of any material conflict or inconsistency between the terms of the Assumed Agreements and the terms hereof, the terms hereof shall control.

3. Gaming Approvals. Promptly after the Effective Date, Operator shall submit any applications, filings and other submissions required by the Gaming Authorities to obtain all Gaming Approvals that are necessary to conduct the Gaming Operations and purchase the Gaming Assets. Operator shall respond to any requests from the Gaming Authorities and promptly file any additional information required in connection with such filings as soon as practicable after receipt of requests therefor. Operator shall timely pay all application fees and investigative fees and costs required by the Gaming Authorities with respect to Operator’s licensing (which fees and costs shall be Casino Expenses). Operator shall keep HRHI promptly and regularly apprised of the status of any communications (including, without limitation, providing copies to HRHI of same) with, and any inquiries or requests for additional information from, the Gaming Authorities and shall comply promptly with any such inquiry or request.

4. Reconciliation; Transfer of Gaming Assets. Operator hereby agrees that, on the Commencement Date, all Gaming Assets, the Surplus Fund Reserves, if any, Assumed Contracts and other items as provided in Section 1.8 of the Casino Sublease shall be transferred directly from Tenant to Operator. Operator shall execute all assumption agreements, bills of sale and other documentation reasonably necessary to implement such transfer and, where applicable, in substantially the form provided in the Casino Sublease. Operator further agrees that all Base Rent, Additional Rent, Priority Management Fees and other fee, cost and expense items shall be prorated as between Tenant and Operator as of the Commencement Date and Operator agrees to cooperate with Hard Rock and Tenant to prepare a reconciliation in connection with the foregoing and all of the Gaming Assets. To the extent that Operator assumes any of the Assumed Liabilities set forth in Section 1.5 of the Casino Sublease, Hard Rock or its designee shall reassume the outstanding amount of such liabilities from Operator or reimburse Operator for such liabilities as of the expiration or earlier termination of the Casino Sublease.

5. Replacement Notes. Operator hereby agrees that, on the Commencement Date, Operator shall execute a replacement Gaming Asset Note, Working Capital Note and any applicable Shortfall Note(s).

6. Reimbursement of Tax Liability. Hard Rock shall pay to Navegante Gaming, LLC (“Navegante Gaming”) the total state and federal income tax liability of Operator, Navegante Gaming or any individual or affiliate who is liable for payment of taxes on behalf of Operator or Navegante Gaming that directly results from (i) Operator’s conduct of Gaming Operations at the Premises, (ii) any gain realized on the sale of the Gaming Assets or transfer of the Working Capital to HRHI or its designee upon the expiration or earlier termination of the Casino Sublease, and/or (iii) payment by Hard Rock of any and all such tax liability reimbursements, excluding, however, for purposes of the foregoing clauses (i)-(iii), any state or federal income tax liability resulting from amounts actually received by Operator pursuant to Section 1 of this Agreement, the Priority Management Fees actually received by Operator pursuant to Section 4.7 of the Casino Sublease, and such amount of the Casino Revenues as is actually retained by Operator pursuant to Section 4.5 of the Casino Sublease (all such amounts of state and federal tax liability, collectively, the “Tax Payment”). It is hereby understood and agreed that any tax payments or tax liabilities that constitute Casino Expenses under the Casino Sublease shall be paid from Casino Revenues in accordance with the terms of the Casino Sublease and are not reimburseable by Hard Rock under this Section 6. The actions described in the foregoing clauses (i)-(iii) above are hereinafter referred to as the “Taxable Actions”. The Tax Payment shall be paid to Navegante Gaming not later than the fifteenth (15th) business day after the later of (a) the date on which the final tax return for Navegante Gaming has been filed with the applicable Governmental Authorities and (b) the date on which Hard Rock receives a copy of such final tax return. If such final tax return is amended to reflect, or the applicable Governmental Authorities notify Navegante Gaming or Operator that, additional tax deductions or tax benefits have accrued to Operator or Navegante Gaming as a result of the Taxable Actions, then such tax deduction or tax benefit shall be offset against the Tax Payment and, if there has been an overpayment to Navegante Gaming of the Tax Payment, any such overpayment amount shall be promptly refunded to Hard Rock. If such final tax return is amended to reflect, or the applicable Governmental Authorities notify Navegante Gaming or Operator that, additional taxes are owed as a result of the Taxable Actions, then Hard Rock shall promptly pay any such additional taxes to the extent the Tax Payment is insufficient to fund same. Hard Rock shall have the right to engage an accounting firm of its choice (the “HR Accountant”) to audit the books and records of Navegante Gaming and Operator in order to verify the calculation of the Tax Payment. Navegante Gaming and Operator shall make its books and records available to Hard Rock and the HR Accountant at reasonable times during business hours. If the HR Accountant calculates a different amount for the Tax Payment than the amount calculated by Operator, then Operator, Navegante Gaming and Hard Rock shall use commercially reasonable efforts to agree on an amount for the Tax Payment for a period of thirty (30) days. If the parties cannot agree on an amount of the Tax Payment during such time period, then the parties shall hire an additional accounting firm reasonably acceptable to all parties. Such additional accounting firm shall calculate the amount of the Tax Payment and such calculation shall be definitive. If the Tax Payment as calculated by such additional accounting firm is greater than the Tax Payment as calculated by Operator by five percent (5%) or more, then Hard Rock shall pay the costs and expenses of such additional accounting firm. If the Tax Payment as calculated by such additional accounting firm is less than the Tax Payment as calculated by Operator by five percent (5%) or more, then Operator shall pay the costs and expenses of such additional accounting firm. In any other circumstance, Operator and Hard Rock shall divide the costs and expenses of such additional accounting firm equally. Notwithstanding anything to the contrary contained herein, Hard Rock shall be required to make the Tax Payment only to the extent such payment is not prohibited by any Gaming Laws.

7. Section 9.2 of Casino Sublease. As of the Commencement Date, Navegante Gaming hereby assumes all of the obligations of Tenant and any obligations required to be guaranteed by Golden Route Operations LLC under Section 9.2 of the Casino Sublease, provided that Navegante Gaming shall only be liable for such obligations to the extent such obligations arise out of or are incurred in connection with actions, omissions or circumstances occurring from and after the Commencement Date. Navegante Gaming’s obligations under this Section 7 and Section 9.2 of the Casino Sublease shall be subject to a maximum liability limit of $100,000, except to the extent any such obligations arise out of or are incurred in connection with the gross negligence, fraud or willful misconduct of Operator or Navegante Gaming. By its signature below, Navegante Gaming agrees to become a party to and bound by this Agreement and a third party beneficiary hereof, in each case solely to the extent of the obligations and limitations set forth in this Section 7 and Section 9.2 of the Casino Sublease, as modified hereby.

8. Representations and Warranties. Operator hereby makes the representations and warranties set forth in Section 14.3 of the Casino Sublease (other than the first clause of Section 14.3(d)) as of the date hereof, as to itself in place and instead of Tenant and as to this Agreement, and the Operator hereby acknowledges and agrees that the representations and warranties made in Section 14.3 of the Casino Sublease (other than the first clause of Section 14.3(d)) shall be true and correct as of the Commencement Date, as to itself and as to this Agreement and the Assumed Agreements.

9. Governing Law; Consent to Jurisdiction. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Nevada, without giving effect to conflicts of laws principles. Operator and Hard Rock agree to the exclusive jurisdiction of any state or federal court within the County of Clark, State of Nevada, with respect to any claim or cause of action arising under or relating to this Agreement, and waive personal service of any and all process upon it and consent that all services of process be made by registered mail, directed to it at its address as set forth in Section 10 and service so made shall be deemed to be completed when received. Operator and Hard Rock waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder. Nothing in this Section 9 shall affect the right of Operator or Hard Rock to serve legal process in any other manner permitted by Applicable Laws. The parties hereto waive trial by jury in any action or proceeding brought in connection with this Agreement.

10. Notice. Any notice or other communication required or permitted to be given by a party hereunder shall be in writing, and shall be deemed to have been given by such party to the other party or parties (a) on the date of personal delivery, (b) on the next business day following any facsimile transmission to a party at its facsimile number set forth below; provided, however, such delivery is concurrent with delivery pursuant to the provisions of clauses (a) or (c) of this Section 10, or (c) three business days after being placed in the United States mail, as applicable, registered or certified, postage prepaid addressed to the following addresses (each of the parties shall be entitled to specify a different address by giving notice as aforesaid):

If to Hard Rock:	Marc Gordon
Chief Investment Officer
Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
(212) 277-4201 (facsimile)

with a copy to:	Lawrence Britvan
Column Financial, Inc.
Eleven Madison Avenue
New York, New York 10010
(212) 743-5495 (facsimile)

If to Operator:	Larry J. Woolf
Manager
Navegante HR, LLC
1100 Grier Drive
Las Vegas, NV 89119
(702) 798-1050 (facsimile)

or to such other person or place as either party hereto may designate in writing in the manner provided herein for giving notice. Each such notice so delivered, couriered or mailed shall be deemed delivered when personally delivered, as of the first business day after the date so sent by courier, or as of the third business day after the date so sent by mail, as the case may be.

11. Costs. Operator shall be responsible for its own costs and expenses in connection with filing its applications for Gaming Approvals and otherwise in connection with this Agreement.

12. Priority Management Fee. The Priority Management Fee referenced in Section 4.7 of the Casino Sublease shall be paid to Operator or its designee.

13. Joinder. Column hereby consents to the Operator’s assumption of the Casino Sublease and the Recognition Agreement as provided herein. Operator acknowledges and agrees that Column is hereby an express third party beneficiary of this Agreement and shall have the right to enforce this Agreement and the Recognition Agreement and Casino Sublease in accordance with the respective terms thereof.

14. Counterparts. This Agreement may be executed in counterparts, each one of which so executed shall be deemed an original, and all of which shall together constitute one and the same agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

“OPERATOR”

NAVEGANTE HR, LLC, a Nevada limited liability company

By: Navegante Gaming, LLC, its manager

By:	/s/ Larry J. Woolf
Name:	Larry J. Woolf
Title:	Manager

“HRHI”

Hard Rock Hotel, Inc., a Nevada corporation

By:	/s/ Richard Szymanski
Name:	Richard Szymanski
Title:	Vice President / Secretary / Treasurer

“MORGANS”

Morgans Hotel Group Co., a Delaware corporation

By:	/s/ Richard Szymanski
Name:	Richard Szymanski
Title:	CFO

For purposes of Section 13 only:

COLUMN FINANCIAL, INC., a Delaware corporation

By:	/s/ Priscilla Horning
Name:	Priscilla Horning
Title:	Vice President

For purposes of Section 7 only:

NAVEGANTE GAMING, LLC

By:	/s/ Larry J. Woolf
Name:	Larry J. Woolf
Title:	Manager

Exhibit “A”

CASINO SUBLEASE

[OMITTED]

Exhibit “B”

FIRST AMENDMENT TO CASINO SUBLEASE

[OMITTED]

Exhibit “C”

RECOGNITION AGREEMENT

[OMITTED]

11